EXHIBIT 32.1

CERTIFICATION OF CEO AND CHAIRPERSON
NORTHPORT NETWORK SYSTEMS, INCORPORATED
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2010
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the CEO of Northport Network Systems, Inc., a Washington corporation (the “Company”). I am delivering this certificate in connection with the Form 10-K of the Company for the year ended December 31, 2010 and filed with the Securities and Exchange Commission (“Form 10-K”).

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that the Form 10-K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 14, 2011

BY:	/s/ Yan Zhao
Yan Zhao
Chief Executive Officer